UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2010
Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1700 Broadway, Suite 2300, Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)
(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 8.01. Other Events.
     On August 9, 2010, Whiting Petroleum Corporation (the “Company”) announced it elected to redeem all of its $150 million aggregate principal amount of 7 1/4% Senior Subordinated Notes due 2012 (the “2012 Notes”) at a redemption price equal to 100.00% of the principal amount thereof and all of its $220 million aggregate principal amount of 7 1/4% Senior Subordinated Notes due 2013 (the “2013 Notes” and together with the 2012 Notes, the “Notes”) at a redemption price equal to 101.8125% of the principal amount thereof. The redemption dates for both the 2012 Notes and the 2013 Notes will be September 8, 2010. In each case, holders of the Notes will also receive accrued and unpaid interest up to but not including the redemption date. The Company intends to finance the redemption of the Notes with borrowings under the Credit Agreement (as defined below). As a result of the redemption of the Notes, the Company expects to incur in the third quarter of 2010 a cash charge of approximately $4 million related to the redemption premium for the 2013 Notes and a non-cash charge of approximately $3.1 million related to the acceleration of unamortized debt issuance costs. A copy of the related press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
     Also on August 9, 2010, the Company and its subsidiary Whiting Oil and Gas Corporation (“Whiting Oil and Gas”) entered into a Second Amendment (“Amendment”) to Fourth Amended and Restated Credit Agreement (“Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and lenders party thereto. The Amendment amends the Credit Agreement to permit the Company to redeem the Notes subject to certain conditions. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment. The Company is filing a copy of the Amendment as Exhibit 4.1 hereto, which is incorporated by reference herein.
     Forward-Looking Statements
     This report contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts, including, without limitation, statements regarding redeeming the 2012 Notes and 2013 Notes on September 8, 2010, financing the redemption of the 2012 Notes and 2013 Notes with borrowings under the Credit Agreement, and incurring charges related to the redemption, are forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. These risks and uncertainties include, but are not limited to: impacts of the global recession and tight credit markets; risks related to our level of indebtedness and periodic redeterminations of the borrowing base under the Credit Agreement; and other risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2009. The Company assumes no obligation, and disclaims any duty, to update the forward-looking statements in this report.

Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:
(4.1)	Second Amendment to Fourth Amended and Restated Credit Agreement, dated as of August 9, 2010, among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and lenders party thereto.

(99.1)	Press Release of Whiting Petroleum Corporation dated August 9, 2010.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION
Date: August 9, 2010	By:	/s/ James J. Volker
James J. Volker
Chairman, President and Chief Executive Officer

WHITING PETROLEUM CORPORATION
FORM 8-K
EXHIBIT INDEX

Exhibit
Number	Description

(4.1)	Second Amendment to Fourth Amended and Restated Credit Agreement, dated as of August 9, 2010, among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and lenders party thereto.

(99.1)	Press Release of Whiting Petroleum Corporation dated August 9, 2010.